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                                                                    Exhibit 4.13

                                 TRUST AGREEMENT

                                       OF

                               MRH CAPITAL TRUST I

         THIS TRUST AGREEMENT is made as of January 27, 2004 (this "Trust Agreement"), by and among Montpelier Re Holdings Ltd., a company incorporated and organized under the laws of Bermuda, as Depositor (the "Depositor"), The Bank of New York, a New York banking corporation, as trustee (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee"), Thomas G. S. Busher, an individual, as trustee, and Neil McConachie, an individual, as trustee (the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are hereinafter collectively referred to as the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "MRH Capital Trust I" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

         3. The Depositor and the Trustees expect to enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form included as an exhibit to the Securities Act Registration Statement (as defined below) to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Depositor, as depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the Securities Act Registration Statement and the Exchange Act

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Registration Statement (each as herein defined), on behalf of the Trust, (a) a
Registration Statement (the "Securities Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the Securities Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "Exchange Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange or other exchange, or the NASDAQ, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust;
(v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust; and (vi) to execute on behalf of the Trust such purchase agreements with one or more purchasers or agents relating to an offering of securities of the Trust as the Depositor, in its sole discretion on behalf of the Trust, may deem necessary or desirable.

         In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Thomas G. S. Busher and Neil McConachie, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Securities Act Registration Statement and the Exchange Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

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         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

         7. The Bank of New York (Delaware), in its capacity as Trustee, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Statutory Trust Act.

         8. The Trust may be dissolved and terminated before the issuance of the Preferred Securities at the election of the Depositor.

         9. (a) The Trustees and their officers, directors, agents and servants (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Preferred Securities (the Trust, the Depositor, the Trustees and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence, bad faith or willful misconduct with respect to such acts or omissions.

             (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Preferred Securities might properly be paid.

             (c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its respective

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officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including reasonable legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

             (d) The provisions of Section 9 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

         10. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         11. If the Trust does not issue Capital Securities within fifteen years of the date of this Trust Agreement, this Trust Agreement will terminate.

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            IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.

                              MONTPELIER RE HOLDINGS LTD.,
                               as Depositor

                              By:      /s/ TGS BUSHER
                                   -----------------------------------------
                                    Name:   TGS BUSHER
                                    Title:  CHIEF OPERATING OFFICER
                                            EXECUTIVE VICE PRESIDENT

                              The Bank of New York,
                               as Property Trustee

                              By:      /s/ SIROJNI DINDIAL
                                   -----------------------------------------
                                    Name:   SIROJNI DINDIAL
                                    Title:  Assistant Vice President

                              The Bank of New York (Delaware),
                               as Delaware Trustee

                              By:       /s/ William T. Lewis
                                   -----------------------------------------
                                    Name:   William T. Lewis
                                    Title:  Sr. Vice President

                              Administrative Trustee

                                       /s/ Thomas G. S. Busher
                              ----------------------------------------------
                              Thomas G. S. Busher, not in his individual
                              capacity but solely as trustee of the Trust


                              Administrative Trustee

                                        /s/ Neil McConachie
                              ----------------------------------------------
                              Neil McConachie, not in his individual
                              capacity but solely as trustee of the Trust